                                                                    Exhibit 99.1

                         FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

MissionPoint HA Parallel Fund, LLC

MissionPoint HA Parallel Fund II, LLC

MissionPoint HA Parallel Fund III

MissionPoint Capital Partners Fund I, L.P.

MissionPoint Capital Partners LLC

Jesse Fink

Address of Joint Filers:

20 Marshall Street, Suite 300

Norwalk, Connecticut 06854

Designated Filer:

MissionPoint HA Parallel Fund, LLC

Issuer and Ticker Symbol:

Hannon Armstrong Sustainable Infrastructure Capital, Inc. [HASI]

Date of Event:

April 23, 2013

Signatures of Joint Filers:

MissionPoint HA Parallel Fund, LLC

By: MissionPoint Capital Partners LLC
Its Manager

  By: /s/ Mark Cirilli
    -------------------------------
    Executive Committee Member

MissionPoint HA Parallel Fund II, LLC

By: MissionPoint Capital Partners LLC
Its Manager

  By: /s/ Mark Cirilli
    -------------------------------
    Executive Committee Member

MissionPoint HA Parallel Fund III, LLC

By: MissionPoint Capital Partners LLC
Its Manager

  By: /s/ Mark Cirilli
    -------------------------------
    Executive Committee Member

MissionPoint Capital Partners Fund I, L.P.

By: MissionPoint Capital Partners LLC
Its Manager

  By: /s/ Mark Cirilli
    -------------------------------
    Executive Committee Member

MissionPoint Capital Partners LLC

  By: /s/ Mark Cirilli
    -------------------------------
    Executive Committee Member

/s/ Jesse Fink
-----------------------------------
Jesse Fink